Exhibit 2


                                POWER OF ATTORNEY
                                -----------------

         The undersigned hereby appoint Shlomo Heller the undersigned's true and lawful Attorney-in-Fact with full power of substitution to execute in the name, place and stead of the undersigned any Statement required to be filed under
Schedule 13(d), and any amendments thereto, pursuant to Section 13(d) of the United States Securities Exchange Act of 1934, as amended, in connection with the beneficial ownership of the ordinary shares of ECTel Ltd., with respect to the undersigned, and all instruments and exhibits necessary or incidental thereto or in connection therewith, and file the same with the Securities and Exchange Commission, said Attorney-in-Fact having full power and authority to do and perform in the name and on behalf of the undersigned might or could do in person, and the undersigned ratifying and approving the acts of said Attorney-in-Fact.

                                      TELRAD NETWORKS LTD.


                                          By: /s/ Reuven Avi-Tal
                                              --------------------------------
                                              Name:  Reuven Avi-Tal
                                              Title: Chief Executive Officer


                                      M.A.G.M. CHEMISTRY HOLDINGS LTD.


                                          By: /s/ Shlomo Heller /s/ Yuval Yanai
                                              --------------------------------
                                              Name:  Shlomo Heller; Yuval Yanai
                                              Title: Director; Director

Date:  June 29, 2004